SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARCOS DORADOS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
Roque Saenz Peña 432 B1636FFB Olivos, Buenos Aires

Argentina (Address of Principal Executive Offices)	Not Applicable (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:	333-173063 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Shares, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1:                      Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital and Memorandum and Articles of Association” relating to the Registrant’s Class A Shares, no par value per share (the “Shares”), of Arcos Dorados Holdings Inc. (the “Registrant”) in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-173063) filed with the Securities and Exchange Commission on March 25, 2011, and the description under the heading “Description of Share Capital and Memorandum and Articles of Association” relating to the Shares in the Registrant’s final Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:                      Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Arcos Dorados Holdings Inc.
By:	/s/ German Lemonnier
	Name:	German Lemonnier
	Title:	Chief Financial Officer

Date: April 7, 2011